Exhibit 99.1

China XD Plastics Company Limited Announces its Plan for Annual General Meeting

HARBIN, China, January 7, 2020 /PRNewswire/ -- China XD Plastics Company Limited (NASDAQ: CXDC, "China XD Plastics" or the "Company"), one of China's leading specialty chemical players engaged in the development, manufacture and sale of polymer composite materials primarily for automotive applications, today announced that it plans to hold its annual general meeting of shareholders (the “AGM”) on or about February 11, 2020 at No.9, Nancheng 1st Road, Pingfang District, Harbin, Heilongjiang Province, China. The definitive date of the annual general meeting will be released in the proxy statement to be filed with the U.S. Securities and Exchange Commission (the “SEC”). All shareholders of record are invited to attend.

The Annual Meeting is called for the following purposes:

1.	To elect a total of five (5) directors to the Board of Directors of the Company (the “Board”), to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;
2.	To approve, on an advisory basis, the 2018 compensation of the named executive officers (the “say-on-pay vote”);
3.	To ratify the appointment of KPMG Huazhen LLP as the Company's independent auditors for the fiscal year ending December 31, 2019;
4.	To approve the 2020 Stock Option/Stock Issuance Plan proposed by the Company; and
5.	To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

The detailed of each abovementioned proposal can be found in the proxy statement to be filed with the SEC.

Stockholders of record on January 10, 2020 are entitled to receive notice of, and to vote at, the AGM or any adjournment or postponement. Further information regarding voting rights and the matters to be considered will be presented in the Company's proxy statement to be filed with the SEC and the SEC Filings section of the Company’s Investor Relations website at www.chinaxd.net.

Furthermore, as disclosed in Item 5.02 of the Current Report on Form 8-K filed by the Company on January 2, 2020, the Board appointed Mr. Huiyi Chen and Mr. Guanbao Huang to serve as independent directors of the Company. The Board appointed Mr. Chen as the chairman of the Audit Committee of the Board and a member of the Nominating Committee of the Board. The Board also appointed Mr. Huang as the chairman of the Compensation Committee and a member of the Audit Committee of the Board. Mr. Chen and Mr. Huang are among the directors to be elect by the Stockholders at the AGM scheduled on or about February 11, 2020.

Mr. Huang has been engaged in the teaching and research of polymer materials for more than twenty years. His research areas include polyester synthesis and modification, resin-based fiber reinforced materials, and cellulose processing. Mr. Huang has published more than 50 academic papers and co-authored or translated three books, and has been the associate professor of Beijing Institute of Fashion Technology since 1994. Mr. Huang’s project on “High Viscosity Polyester Chip” won the third prize of National Science and Technology Progress Award in 1993, and his project on “Disperse Dyes Atmospheric Pressure Dyeable Copolyether Ester (EDDP-1) and Fiber” won the second prize of Beijing Municipal Science and Technology Progress in 1999. In 1997, Mr. Huang received the first prize of the first Hong Kong Sang Ma Foundation Science and Technology Award. He currently served as the deputy chairman of Beijing Chaoyang District Committee, China Democratic National Construction Association, and the director for Liyang Huajing Polyester Green Catalyst Co., Ltd. and the director of Shaanxi Zhongxin Biodegradable Materials Co., Ltd.

Mr. Chen has extensive experience in financial management in the banking industry. He has held supervisory and management positions in the Industrial and Commercial Bank of China Limited, the People’s Bank of China, and the Bank of Communication, respectively. From 2000 to 2016, Mr. Chen served as a credit officer and vice president of the Heilongjiang Branch of the Bank of Communication. He was the president of the Harbin Branch of the Bank of Communication from 1999 to 2000. From 1986 to 1999, Mr. Chen worked in the People’s Bank of China and served as the deputy director for the Heilongjiang Branch and the Shenyang Branch, the vice president for the Qiqihar Center Branch, and the vice president and the president of the Fuyu County Branch. From 1984 to 1986, Mr. Chen served as the vice president for the Industrial and Commercial Bank of China’s Fuyu County Branch. Mr. Chen graduated from Heilongjiang Banking Professional School in 1983.

About China XD Plastics Company Limited

China XD Plastics Company Limited, through its wholly-owned subsidiaries, develops, manufactures and sells polymer composites materials, primarily for automotive applications. The Company's products are used in the exterior and interior trim and in the functional components of 29 automobile brands manufactured in China, including without limitation, AUDI, Mercedes Benz, BMW, Toyota, Buick, Chevrolet, Mazda, Volvo, Ford, Citroen, Jinbei and VW Passat, Golf, Jetta, etc. The Company's wholly-owned research center is dedicated to the research and development of polymer composites materials and benefits from its cooperation with well-known scientists from prestigious universities in China. As of December 31, 2017, 444 of the Company's products have been certified for use by one or more of the automobile manufacturers in China. For more information, please visit the Company's English website at http://www.chinaxd.net, and the Chinese website at http://www.xdholding.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company's growth potential in international markets; the effectiveness and profitability of the Company's product diversification strategy; the impact of the Company's product mix shift to more advanced products and related pricing policies; the effectiveness, profitability, and the marketability of its the ongoing mix shift to more advanced products; and the prospect of the Company's Southwest China facility, and its penetration into Southwest China. These forward-looking statements can be identified by terminology such as "will," "expect," "project," "anticipate," "forecast," "plan," "believe," "estimate" and similar statements. Forward-looking statements involve inherent risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company and the industry. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the global economic uncertainty could further impair the automotive industry and limit demand for our products; fluctuations in automotive sales and production could have a material adverse effect on our results of operations and liquidity; our financial performance may be affected by the prospect of our Dubai facility and the associated expansion into Middle East, Europe and other parts of Asia; the withdrawal of preferential government policies and the tightening control over the Chinese automotive industry and automobile purchase restrictions imposed in certain major cities may limit market demand for our products; the slowing of Chinese automotive industry's growth; the concentration of our distributors, customers and suppliers; and other risks detailed in the Company's filings with the Securities and Exchange Commission and available on its website at http://www.sec.gov. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

Contacts:

China XD Plastics Mr. Taylor Zhang, CFO (New York) Phone: +1 (212) 747-1118 Email: cxdc@chinaxd.net

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